UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 21, 2009

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas E. Hoaglin, formerly Chairman, President and Chief Executive Officer, has submitted his resignation from the Board of Directors of Huntington Bancshares Incorporated effective January 20, 2009. Huntington has previously announced Mr. Hoaglin’s pending retirement, still scheduled for February 28, 2009, following the appointment of his successor, Stephen D. Steinour.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 21, 2009, the Board of Directors of Huntington Bancshares Incorporated adopted Amended and Restated Bylaws for the company, effective January 21, 2009. The Bylaws were amended and restated to: establish procedures for stockholders to call special meetings of stockholders (Section 1.02); change the vote standard for the election of directors from a plurality vote to a majority vote (Section 1.05); amend the advance notice provisions for stockholder nominations for directors and stockholder business proposals to expand the information required to be provided by the stockholder making the nomination or proposal and synchronize the notice deadlines with the federal proxy rules (Section 1.08 and former Section 1.09); change the age limit for appointment, nomination or election as a director from 75 years to 70 years (Section 2.02); and make other non-substantive and conforming changes. The foregoing description is qualified in its entirety by the text of the Amended and Restated Bylaws, a copy of which is attached hereto and filed as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No. -- Description
3.1 -- Huntington Bancshares Incorporated Amended and Restated Bylaws dated January 21, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

January 23, 2009	By:	Richard A. Cheap

Name: Richard A. Cheap
Title: Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Huntington Bancshares Incorporated Amended and Restated Bylaws dated January 21, 2009.